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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 33,64901, 333-51790, 333-31548,
333-82395, 333-87449, 333-52094, 333-34913) and in the Registration Statements
on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067,
33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437, 333-10003,
333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 33-58351, 333-33265,
333-10005, 333-33251, 333-83669, 33-22464, 33-29440, 33-51416, 33-68186,
33-58353, 33-58355, 33-60435, 333-33291, 333-64095, 33-21241, 333-55126,
333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681,
333-51872, 333-52202) of our report dated February 23, 2001 relating to the consolidated financial statements and financial statement schedule of Genzyme Corporation; of our report dated February 23, 2001, except for Note T, as to which the date is March 16, 2001 relating to the combined financial statements of Genzyme General; of our report dated February 23, 2001, except for Note S, as to which the date is March 16, 2001 relating to the combined financial statements of Genzyme Biosurgery; and of our report dated February 23, 2001 relating to the combined financial statements of Genzyme Molecular Oncology, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 2, 2001